Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports First Quarter 2016 Results
and Declares Quarterly Dividends

Quarterly Highlights

•	Diluted operating EPS $0.17 versus $0.15 for 4Q2015 and $0.12 for 1Q2015

•	Regulatory capital ratios continued to improve during 1Q16

•	Loan loss reserve to total loans increased to 1.63% with $2.8 million provision

•	Total energy loans declined $12.2 million to 20.2% of loans at period end

•	Direct C&I energy exposure 16% of loans with 3.6% reserve at period end

•	Total net charge-offs for the quarter were $1.5 million versus $2.9 million for 4Q15

•	One energy-related charge-off totaling $786,000 during the quarter

LAFAYETTE, LA., April 27, 2016/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $1.9 million for the first quarter of 2016, compared to net earnings available to common shareholders of $1.3 million reported for the first quarter of 2015 and $1.7 million in net earnings available to common shareholders for the fourth quarter of 2015. Diluted earnings for the first quarter of 2016 were $0.17 per common share, compared to $0.12 per common share reported for the first quarter of 2015 and $0.15 per common share reported for the fourth quarter of 2015.

C. R. Cloutier, President and CEO, commenting on first quarter earnings remarked, "We are encouraged by the recent upturn in oil prices and a stabilizing of our energy portfolio in early 2016. Nevertheless, we continue to operate in an environment with many headwinds and will remain vigilant in working with our customers and staying very close to developments in their businesses."

Cloutier continued, "Given the current environment, we believe it is prudent to conserve capital and therefore have delayed our original plans to repay our SBLF capital. During the quarter, all of our regulatory capital ratios continued to improve, and we remain well capitalized."

Energy Lending Update

MidSouth Bank defines an energy loan as any loan where the borrower's ability to repay is disproportionately impacted by a prolonged downturn in energy prices. Under this definition, the Bank includes direct Commercial and Industrial (C&I) loans to energy borrowers, as well as Commercial Real Estate (CRE) loans, Residential Real Estate loans and loans to energy-related borrowers where the loan's primary collateral is cash and marketable securities. Although this definition has resulted in a lack of comparability with some energy related banks, management believes it to be the prudent approach to monitoring and managing the Bank's energy exposure.

Other comments on the Bank's energy lending:

•	Total energy loans, as defined above, decreased $12.2 million during 1Q16 to $252.5 million, or 20.2% of total loans, from 20.9% at December 31, 2015.

•	Direct C&I energy loans were $201.5 million or 16.0% of total loans and had a weighted average maturity of 3.7 years at March 31, 2016.

•	Energy-related CRE and residential real estate loans were $50.6 million or 4.0% of total loans at March 31, 2016.

•	Unfunded commitments on energy-related lines totaled $82 million at March 31, 2016.

◦	Utilization rate on energy-related lines was 42.1% at March 31, 2016, compared to 44.8% at December 31, 2015.

•	Eight energy loan relationships had rating changes during the quarter

◦	Three loan relationships totaling $8.4 million were downgraded to Special Mention

◦	Five loan relationships totaling $15.0 million were downgraded to Substandard

•	Total criticized energy-related loans increased $4.4 million during 1Q16 to $76.9 million and represented 30.4% of energy loans at March 31, 2016, versus 27.4% at December 31, 2015.

•	Energy-related past due loans were $36.4 million, or 14.4%, with 9.6% of energy-related loans on nonaccrual status at March 31, 2016.

•	One energy-related charge-off totaled $786,000 during 1Q16, or approximately 30 basis points of average energy loans.

•	Cycle to date net charge-offs totaled $2.4 million, or 0.91% of 12/31/14 energy loans, which was when the effects of declining oil prices began to surface.

•	One energy-related impairment totaling $252,000 identified during 1Q16.

•
The energy reserve as a percentage of total energy loans, as defined, was 3.1% at March 31, 2016. The reserve attributable to C&I energy loans was approximately 3.6%. The reserve on all other energy loans was 1.4%.

•	One energy relationship totaling $8.5 million is the only Shared National Credit (SNC) in the energy portfolio at March 31, 2016.

•	The Bank has no reserve-based energy loans and therefore does not conduct periodic borrowing base redeterminations associated with reserve based loans.

•
The Bank has determined its loan loss reserves using a pre-defined methodology consistently applied, which takes into account historical losses, migrations of credits using its internal loan grading system and other qualitative factors.

•	To date, during the month of April 2016, the Bank had 1 rating related change to its energy portfolio:

◦	One credit in the amount of $1.1 million was downgraded from Pass to Special Mention

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

Balance Sheet

Total consolidated assets remained constant at $1.9 billion for the quarters ended March 31, 2016 and December 31, 2015, compared to $2.0 billion at March 31, 2015. Our stable core deposit base, which excludes time deposits, totaled $1.4 billion at March 31, 2016 and December 31, 2015 and accounted for 89.3% of deposits compared to 89.1% of deposits, respectively. Net loans totaled $1.2 billion at March 31, 2016 and December 31, 2015, compared to $1.3 billion at March 31, 2015.

MidSouth’s Tier 1 leverage capital ratio was 10.17% at March 31, 2016, compared to 10.10% at December 31, 2015. Tier 1 risk-based capital and total risk-based capital ratios were 13.28% and 14.53% at March 31, 2016, compared to 13.25% and 14.50% at December 31, 2015, respectively. Tier 1 common equity to total risk-weighted assets at March 31, 2016 was 8.90%, compared to 8.91% at December 31, 2015. Tangible common equity totaled $127.1 million at March 31, 2016, compared to $124.1 million at December 31, 2015. Tangible book value per share at March 31, 2016 was $11.19 versus $10.92 at December 31, 2015.

Asset Quality

Nonperforming assets totaled $58.1 million at March 31, 2016, an increase of $3.7 million compared to $54.4 million reported at December 31, 2015. The increase resulted primarily from a $5.6 million commercial real estate loan unrelated to energy that was placed on nonaccrual status during the quarter. The $5.6 million increase was partially offset by a $786,000 partial charge-off of an energy related relationship. Allowance coverage for nonperforming loans was 37.70% at March 31, 2016, compared to 37.87% at December 31, 2015. The ALLL/total loans ratio was 1.63% at March 31, 2016 and 1.50% at December 31, 2015. Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.87% of loans at March 31, 2016. The ratio of annualized net charge-offs to total loans decreased to 0.47% for the three months ended March 31, 2016 compared to 0.92% for the three months ended December 31, 2015.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 4.64% at March 31, 2016 compared to 4.29% at December 31, 2015. Loans classified as troubled debt restructurings, accruing (“TDRs, accruing”) increased to $5.7 million at March 31, 2016 compared to $164,000 at December 31, 2015. The $5.5 million of loans restructured during the first quarter of 2016 represented a single, energy-related relationship. Classified assets, including ORE, increased $16.3 million, or 21.3%, to $92.9 million at March 31, 2016 compared to $76.6 million at December 31, 2015. The increase in classified assets during the quarter ended March 31, 2016 is primarily due to the downgrade of two energy-related relationships totaling $11.5 million and the downgrade of two non energy-related loans totaling $3.8 million.

First Quarter 2016 vs. First Quarter 2015 Earnings Comparison

First quarter 2016 net earnings available to common shareholders totaled $1.9 million compared to $1.3 million for the first quarter of 2015. Revenues from consolidated operations decreased $1.2 million in quarterly comparison, from $24.1 million for the three months ended March 31, 2015 to $22.9 million for the three months ended March 31, 2016. Net interest income decreased $873,000 in quarterly comparison primarily due to a $931,000 decrease in interest income earned on loans. The decrease in interest income on loans was partially offset by a $40,000 decrease in interest expense on deposits. Noninterest income decreased $354,000 in quarterly comparison, from $4.8 million for the three months ended March 31, 2015 to $4.5 million for the three months ended March 31, 2016. The decrease in noninterest income resulted primarily from a $115,000 decrease in gain on sales of securities and a $86,000 decrease in letter of credit income.

Noninterest expenses increased $598,000 in quarterly comparison and primarily consisted of increases of $148,000 in FDIC premiums, $181,000 in expenses on ORE, $94,000 in marketing expenses, $69,000 in other assets expense and $122,000 in ATM/debit card expense. The provision for loan losses decreased $3.2 million in quarterly comparison, from $6.0 million for the three months ended March 31, 2015 to $2.8 million for the three months ended March 31, 2016. The $6.0 million provision for loan losses for the three months ended March 31, 2015 resulted primarily from a $41.1 million increase in classified assets during the first quarter of 2015. Income tax expense increased $517,000 in quarterly comparison.

Dividends on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $336,000 for the first quarter of 2016 based on a dividend rate of 4.2%. The dividend rate increased to 9% on February 25, 2016. Dividends on the Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) totaled $91,000 for the three months ended March 31, 2016.

Fully taxable-equivalent (“FTE”) net interest income totaled $18.6 million and $19.6 million for the quarters ended March 31, 2016 and 2015, respectively.  The FTE net interest income decreased $940,000 in prior year quarterly comparison primarily due to a $931,000 decrease in interest income on loans. Interest income on loans decreased due to a $45.6 million decrease in the average balance of loans as well a decrease in the average yield on loans of 14 basis points, from 5.64% to 5.50%. The purchase accounting adjustments added 24 basis points to the average yield on loans for the first quarter of 2016 and 13 basis points to the average yield on loans for the first quarter of 2015. Excluding the impact of the purchase accounting adjustments, average loan yields declined 25 basis points in prior year quarterly comparison, from 5.51% to 5.26%. Loan yields have declined primarily as the result of a sustained low interest rate environment and a higher volume of loans on nonaccrual status.

Investment securities totaled $415.8 million, or 21.7% of total assets at March 31, 2016, versus $437.3 million, or 21.9% of total assets at March 31, 2015. The investment portfolio had an effective duration of 3.3 years and a net unrealized gain of $3.6 million at March 31, 2016. The average volume of investment securities increased $8.3 million in prior year quarterly comparison. The average tax equivalent yield on investment securities decreased 13 basis points, from 2.71% to 2.58%.

The average yield on all earning assets decreased 20 basis points in prior year quarterly comparison, from 4.77% for the first quarter of 2015 to 4.57% for the first quarter of 2016. Excluding the impact of purchase accounting adjustments, the average yield on total earning assets decreased 28 basis points, from 4.67% to 4.39% for the three month periods ended March 31, 2015 and 2016, respectively.

Interest expense decreased $4,000 in prior year quarterly comparison. A $40,000 decrease in interest expense on deposits was partially offset by a $15,000 increase in interest expense on short-term FHLB advances and a $17,000 increase on junior subordinated debentures. Excluding purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.45% for the three months ended March 31, 2016, compared to 0.47% for the three months ended March 31, 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 20 basis points, from 4.44% for the first quarter of 2015 to 4.24% for the first quarter of 2016. Excluding purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 21 basis points, from 4.32% for the first quarter of 2015 to 4.11% for the first quarter of 2016.

First Quarter 2016 vs. Fourth Quarter 2015 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $255,000, from $1.7 million for the three months ended December 31, 2015 to $1.9 million for the three months ended March 31, 2016. Net interest income decreased $153,000 in sequential-quarter comparison, primarily due to a $196,000 decrease in interest income earned on loans. Noninterest income decreased $88,000 in sequential-quarter comparison, from $4.6 million for the three months ended December 31, 2015 to $4.5 million for the three months ended March 31, 2016.

Noninterest expense decreased $749,000 in sequential-quarter comparison. The decrease in noninterest expense consisted primarily of decreases of $254,000 in salaries and benefits costs, $81,000 in FDIC premiums, $118,000 in corporate development expense, $90,000 in occupancy expense and $71,000 in marketing expense, combined with smaller decreases in several other noninterest expense categories.

FTE net interest income decreased $181,000 in sequential-quarter comparison primarily due to a $196,000 decrease in interest income on loans. The average volume of loans decreased $18.4 million and the average yield on loans increased 9 basis points, from 5.41% for the fourth quarter of 2015 to 5.50% for the first quarter of 2016. Excluding purchase accounting adjustments, the loan yield remained unchanged at 5.26% for the three months ended March 31, 2016 and December 31, 2015. The average yield on total earning assets increased 5 basis points for the same period, from 4.52% to 4.57%, respectively. As a result of these changes in volume and yield on earning assets, the FTE net interest margin increased 2 basis points, from 4.22% to 4.24%. Excluding purchase accounting adjustments, the FTE net interest margin increased 2 basis points, from 4.09% for the fourth quarter of 2015 to 4.11% for the first quarter of 2016.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on July 1, 2016 to shareholders of record as of the close of business on June 15, 2016. Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was

declared payable on July 15, 2016 to shareholders of record as of the close of business on July 1, 2016.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of March 31, 2016. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 57 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected loan loss provision and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Total interest income	$19,804	$19,886	$20,532	$20,798	$20,681
Total interest expense	1,420	1,349	1,391	1,417	1,424
Net interest income	18,384	18,537	19,141	19,381	19,257
FTE net interest income	18,625	18,806	19,423	19,676	19,565
Provision for loan losses	2,800	3,000	3,800	1,100	6,000
Non-interest income	4,487	4,575	4,768	6,137	4,841
Non-interest expense	16,759	17,508	16,492	16,976	16,161
Earnings before income taxes	3,312	2,604	3,617	7,442	1,937
Income tax expense	963	766	1,028	2,343	446
Net earnings	2,349	1,838	2,589	5,099	1,491
Dividends on preferred stock	427	171	172	172	173
Net earnings available to common shareholders	$1,922	$1,667	$2,417	$4,927	$1,318

PER COMMON SHARE DATA
Basic earnings per share	0.17	0.15	0.21	0.43	0.12
Diluted earnings per share	0.17	0.15	0.21	0.42	0.12
Diluted earnings per share, operating (Non-GAAP)(*)	0.17	0.15	0.21	0.35	0.11
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.09
Book value at end of period	15.38	15.14	15.21	15.04	14.92
Tangible book value at period end (Non-GAAP)(*)	11.19	10.92	10.97	10.78	10.63
Market price at end of period	7.63	9.08	11.70	15.26	14.75
Shares outstanding at period end	11,362,150	11,362,150	11,361,839	11,359,396	11,349,285
Weighted average shares outstanding
Basic	11,261,644	11,281,286	11,311,841	11,323,506	11,317,667
Diluted	11,261,644	11,281,286	11,830,540	11,849,683	11,351,239

AVERAGE BALANCE SHEET DATA
Total assets	$1,931,904	$1,938,235	$1,949,352	$1,976,574	$1,966,752
Loans and leases	1,252,742	1,271,106	1,285,991	1,312,359	1,298,317
Total deposits	1,552,217	1,557,272	1,559,308	1,593,318	1,592,153
Total common equity	175,479	173,950	173,466	170,885	170,638
Total tangible common equity (Non-GAAP)(*)	127,722	125,919	125,156	122,299	121,778
Total equity	216,599	215,072	214,623	212,112	211,985

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.40%	0.34%	0.49%	0.82%	0.26%
Annualized return on average common equity, operating (Non-GAAP)(*)	4.41%	3.80%	5.53%	9.47%	2.95%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	6.05%	5.25%	7.66%	13.23%	4.14%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.27%	1.15%	1.51%	1.47%	1.61%
Efficiency ratio, operating (Non-GAAP)(*)	73.28%	75.69%	68.65%	69.89%	67.48%
Average loans to average deposits	80.71%	81.62%	82.47%	82.37%	81.54%
Taxable-equivalent net interest margin	4.24%	4.22%	4.34%	4.38%	4.44%
Tier 1 leverage capital ratio	10.17%	10.10%	9.98%	9.79%	9.63%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.63%	1.50%	1.46%	1.24%	1.23%
Nonperforming assets to tangible equity + ALLL	30.83%	29.54%	30.51%	16.18%	9.87%
Nonperforming assets to total loans, other real estate owned and other repossessed assets	4.64%	4.29%	4.32%	2.24%	1.34%
Annualized QTD net charge-offs to total loans	0.47%	0.92%	0.28%	0.34%	0.36%

(*) See reconciliation of Non-GAAP financial measures on pages 12-14.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Assets
Cash and cash equivalents	$112,410	$89,201	$125,437	$82,636	$104,402
Securities available-for-sale	302,151	318,159	285,485	300,335	299,690
Securities held-to-maturity	113,623	116,792	121,043	126,529	137,592
Total investment securities	415,774	434,951	406,528	426,864	437,282
Other investments	11,195	11,188	12,063	10,598	9,644
Total loans	1,250,049	1,263,645	1,301,452	1,294,392	1,310,929
Allowance for loan losses	(20,347)	(19,011)	(18,939)	(16,048)	(16,060)
Loans, net	1,229,702	1,244,634	1,282,513	1,278,344	1,294,869
Premises and equipment	68,482	69,105	68,718	69,263	69,762
Goodwill and other intangibles	47,622	47,899	48,175	48,452	48,729
Other assets	31,366	30,755	30,874	32,627	30,570
Total assets	$1,916,551	$1,927,733	$1,974,308	$1,948,784	$1,995,258

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$383,684	$374,261	$406,118	$408,742	$421,897
Interest-bearing deposits	1,174,519	1,176,589	1,137,303	1,149,508	1,194,201
Total deposits	1,558,203	1,550,850	1,543,421	1,558,250	1,616,098
Securities sold under agreements to repurchase	87,879	85,957	92,085	84,547	87,346
Short-term FHLB advances	—	25,000	70,000	40,000	25,000
Other borrowings	25,744	25,851	25,958	26,064	26,171
Junior subordinated debentures	22,167	22,167	22,167	22,167	22,167
Other liabilities	6,704	4,771	6,713	5,720	7,820
Total liabilities	1,700,697	1,714,596	1,760,344	1,736,748	1,784,602
Total shareholders' equity	215,854	213,137	213,964	212,036	210,656
Total liabilities and shareholders' equity	$1,916,551	$1,927,733	$1,974,308	$1,948,784	$1,995,258

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Interest income:
Loans, including fees	$16,661	$16,914	$17,413	$17,709	$17,717
Investment securities	2,494	2,440	2,386	2,412	2,509
Accretion of purchase accounting adjustments	462	405	579	559	337
Other interest income	187	127	154	118	118
Total interest income	19,804	19,886	20,532	20,798	20,681

Interest expense:
Deposits	920	850	903	949	984
Borrowings	436	442	448	436	418
Junior subordinated debentures	167	162	150	151	150
Accretion of purchase accounting adjustments	(103)	(105)	(110)	(119)	(128)
Total interest expense	1,420	1,349	1,391	1,417	1,424

Net interest income	18,384	18,537	19,141	19,381	19,257
Provision for loan losses	2,800	3,000	3,800	1,100	6,000
Net interest income after provision for loan losses	15,584	15,537	15,341	18,281	13,257

Noninterest income:
Service charges on deposit accounts	2,313	2,353	2,491	2,347	2,332
ATM and debit card income	1,609	1,616	1,563	1,655	1,629
Gain on securities, net (non-operating)(*)	—	—	—	1,128	115
Mortgage lending	109	123	197	145	153
Income from death benefit on bank owned life insurance (non-operating)(*)	—	—	—	160	—
Other charges and fees	456	483	517	702	612
Total non-interest income	4,487	4,575	4,768	6,137	4,841

Noninterest expense:
Salaries and employee benefits	7,990	8,244	7,653	8,197	7,942
Occupancy expense	3,597	3,687	3,815	3,865	3,685
ATM and debit card	785	825	770	693	663
Legal and professional fees	383	448	385	382	345
FDIC premiums	429	510	391	331	281
Marketing	381	452	408	417	287
Corporate development	335	453	371	387	320
Data processing	458	488	476	467	457
Printing and supplies	188	215	228	255	225
Expenses on ORE, net	194	56	113	85	13
Amortization of core deposit intangibles	277	276	277	276	277
Other non-interest expense	1,742	1,854	1,605	1,621	1,666
Total non-interest expense	16,759	17,508	16,492	16,976	16,161
Earnings before income taxes	3,312	2,604	3,617	7,442	1,937
Income tax expense	963	766	1,028	2,343	446
Net earnings	2,349	1,838	2,589	5,099	1,491
Dividends on preferred stock	427	171	172	172	173
Net earnings available to common shareholders	$1,922	$1,667	$2,417	$4,927	$1,318

Earnings per common share, diluted	$0.17	$0.15	$0.21	$0.42	$0.12

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.17	$0.15	$0.21	$0.35	$0.11

(*) See reconciliation of Non-GAAP financial measures on pages 12-14.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	March 31,	Percent	December 31,	September 30,	June 30,	March 31,	Percent
	2016	of Total	2015	2015	2015	2015	of Total
Commercial, financial, and agricultural	$441,160	35.29%	$454,028	$482,452	$471,397	$484,508	36.96%
Lease financing receivable	1,590	0.13%	1,968	4,790	5,561	6,350	0.48%
Real estate - construction	84,790	6.78%	74,952	74,279	79,176	76,964	5.87%
Real estate - commercial	467,648	37.41%	471,141	473,319	469,022	471,737	35.98%
Real estate - residential	149,961	12.00%	149,064	151,667	153,820	153,647	11.72%
Installment loans to individuals	103,181	8.25%	111,009	113,199	113,626	115,284	8.79%
Other	1,719	0.14%	1,483	1,746	1,790	2,439	0.19%

Total loans	$1,250,049		$1,263,645	$1,301,452	$1,294,392	$1,310,929

COMPOSITION OF DEPOSITS
	March 31,	Percent	December 31,	September 30,	June 30,	March 31,	Percent
	2016	of Total	2015	2015	2015	2015	of Total
Noninterest bearing	$383,684	24.62%	$374,261	$406,118	$408,742	$421,897	26.11%
NOW & Other	472,309	30.31%	475,346	448,938	458,338	480,454	29.73%
Money Market/Savings	534,854	34.33%	531,449	468,297	453,902	463,625	28.69%
Time Deposits of less than $100,000	80,802	5.19%	81,638	85,589	90,348	94,730	5.86%
Time Deposits of $100,000 or more	86,554	5.55%	88,156	134,479	146,920	155,392	9.62%

Total deposits	$1,558,203		$1,550,850	$1,543,421	$1,558,250	$1,616,098

ASSET QUALITY DATA
	March 31,		December 31,	September 30,	June 30,	March 31,
	2016		2015	2015	2015	2015
Nonaccrual loans	$53,714		$50,051	$51,616	$23,873	$12,894
Loans past due 90 days and over	258		147	82	609	40
Total nonperforming loans	53,972		50,198	51,698	24,482	12,934
Other real estate	3,908		4,187	4,661	4,542	4,589
Other repossessed assets	265		38	—	38	43
Total nonperforming assets	$58,145		$54,423	$56,359	$29,062	$17,566

Troubled debt restructurings, accruing	$5,675		$164	$168	$21,529	$173

Nonperforming assets to total assets	3.03%		2.82%	2.85%	1.49%	0.88%
Nonperforming assets to total loans + ORE + other repossessed assets	4.64%		4.29%	4.32%	2.24%	1.34%
ALLL to nonperforming loans	37.70%		37.87%	36.63%	65.55%	124.17%
ALLL to total loans	1.63%		1.50%	1.46%	1.24%	1.23%

Quarter-to-date charge-offs	$1,594		$3,091	$1,000	$1,151	$1,332
Quarter-to-date recoveries	130		163	91	39	166
Quarter-to-date net charge-offs	$1,464		$2,928	$909	$1,112	$1,166
Annualized QTD net charge-offs to total loans	0.47%		0.92%	0.28%	0.34%	0.36%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015			March 31, 2015

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$358,623	$2,036	2.27%	$339,033	$1,917	2.26%	$341,192	$1,864	2.19%	$345,108	$1,853	2.15%	$336,337	$1,925	2.29%
Tax-exempt securities	64,971	699	4.30%	70,548	778	4.41%	73,523	818	4.45%	76,433	854	4.47%	78,948	892	4.52%
Total investment securities	423,594	2,735	2.58%	409,581	2,695	2.65%	414,715	2,682	2.57%	421,541	2,707	2.57%	415,285	2,817	2.71%
Federal funds sold	3,843	5	0.51%	3,922	3	0.30%	3,349	1	0.12%	3,228	2	0.25%	3,816	2	0.21%
Time and interest bearing deposits in other banks	74,271	94	0.50%	73,069	52	0.28%	62,086	40	0.25%	56,110	35	0.25%	59,225	37	0.25%
Other investments	11,189	88	3.15%	11,544	86	2.99%	10,508	99	3.77%	10,057	81	3.22%	9,754	79	3.24%
Loans	1,252,742	17,123	5.50%	1,271,106	17,319	5.41%	1,285,991	17,992	5.55%	1,312,359	18,268	5.58%	1,298,317	18,054	5.64%
Total interest earning assets	1,765,639	20,045	4.57%	1,769,222	20,155	4.52%	1,776,649	20,814	4.65%	1,803,295	21,093	4.69%	1,786,397	20,989	4.77%
Non-interest earning assets	166,265			169,013			172,703			173,279			180,355
Total assets	$1,931,904			$1,938,235			$1,949,352			$1,976,574			$1,966,752

Interest-bearing liabilities:
Deposits	$1,180,581	$907	0.31%	$1,156,166	$836	0.29%	$1,150,190	$883	0.30%	$1,181,381	$921	0.31%	$1,192,086	$947	0.32%
Repurchase agreements	85,756	233	1.09%	85,178	240	1.12%	89,025	249	1.11%	84,545	242	1.15%	79,630	230	1.17%
Federal funds purchased	—	—	—%	4	—	—%	—	—	—%	—	—	—%	—	—	—%
Short-term FHLB advances	22,802	23	0.40%	25,000	19	0.30%	31,196	16	0.20%	30,604	13	0.17%	25,000	8	0.13%
Long-term FHLB advances	25,794	90	1.38%	25,900	92	1.39%	26,007	93	1.40%	26,114	90	1.36%	26,219	89	1.36%
Junior subordinated debentures	22,167	167	2.98%	22,167	162	2.86%	22,167	150	2.65%	22,167	151	2.69%	22,167	150	2.71%
Total interest bearing liabilities	1,337,100	1,420	0.43%	1,314,415	1,349	0.41%	1,318,585	1,391	0.42%	1,344,811	1,417	0.42%	1,345,102	1,424	0.43%
Non-interest bearing liabilities	378,205			408,748			416,144			419,651			409,665
Shareholders' equity	216,599			215,072			214,623			212,112			211,985
Total liabilities and shareholders' equity	$1,931,904			$1,938,235			$1,949,352			$1,976,574			$1,966,752

Net interest income (TE) and spread		$18,625	4.14%		$18,806	4.11%		$19,423	4.23%		$19,676	4.27%		$19,565	4.34%

Net interest margin			4.24%			4.22%			4.34%			4.38%			4.44%

Core net interest margin (Non-GAAP)(*)			4.11%			4.09%			4.17%			4.21%			4.32%

(*) See reconciliation of Non-GAAP financial measures on pages 12-14.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

     Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

     We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2016	2015	2015	2015	2015
Average Balance Sheet Data

Total average assets	A	$1,931,904	$1,938,235	$1,949,352	$1,976,574	$1,966,752

Total equity		$216,599	$215,072	$214,623	$212,112	$211,985
Less preferred equity		41,120	41,122	41,157	41,226	41,347
Total common equity	B	$175,479	$173,950	$173,466	$170,886	$170,638
Less intangible assets		47,757	48,031	48,310	48,587	48,860
Tangible common equity	C	$127,722	$125,919	$125,156	$122,299	$121,778

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Core Net Interest Margin		2016	2015	2015	2015	2015

Net interest income (TE)		$18,625	$18,806	$19,423	$19,676	$19,565
Less purchase accounting adjustments		(565)	(510)	(689)	(678)	(465)
Net interest income, excluding purchase accounting adjustments	D	$18,060	$18,296	$18,734	$18,998	$19,100

Total average earnings assets		$1,765,639	$1,769,222	$1,776,649	$1,803,295	$1,786,397
Add average balance of loan valuation discount		3,323	3,712	4,269	4,888	5,179
Average earnings assets, excluding loan valuation discount	E	$1,768,962	$1,772,934	$1,780,918	$1,808,183	$1,791,576

Core net interest margin	D/E	4.11%	4.09%	4.17%	4.21%	4.32%

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Return Ratios		2016	2015	2015	2015	2015

Net earnings available to common shareholders		$1,922	$1,667	$2,417	$4,927	$1,318
Gain on sales of securities, after-tax		—	—	—	(733)	(75)
Income from death benefit on bank owned life insurance		—	—	—	(160)	—
Net earnings available to common shareholders, operating	F	$1,922	$1,667	$2,417	$4,034	$1,243

Earnings before income taxes		$3,312	$2,604	$3,617	$7,442	$1,937
Gain on sales of securities		—	—	—	(1,128)	(115)
Income from death benefit on bank owned life insurance		—	—	—	(160)	—
Provision for loan losses		2,800	3,000	3,800	1,100	6,000
Pre-tax, pre-provision earnings, operating	G	$6,112	$5,604	$7,417	$7,254	$7,822

Annualized return on average assets, operating	F/A	0.40%	0.34%	0.49%	0.82%	0.26%
Annualized return on average common equity, operating	F/B	4.41%	3.80%	5.53%	9.47%	2.95%
Annualized return on average tangible common equity, operating	F/C	6.05%	5.25%	7.66%	13.23%	4.14%
Pre-tax, pre-provision annualized return on average assets, operating	G/A	1.27%	1.15%	1.51%	1.47%	1.61%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Per Common Share Data		2016	2015	2015	2015	2015

Book value per common share		$15.38	$15.14	$15.21	$15.04	$14.92
Effect of intangible assets per share		4.19	4.22	4.24	4.26	4.29
Tangible book value per common share		$11.19	$10.92	$10.97	$10.78	$10.63

Diluted earnings per share		$0.17	$0.15	$0.21	$0.42	$0.12
Effect of gain on sales of securities, after-tax		—	—	—	(0.06)	(0.01)
Effect of income from death benefit on bank owned life insurance		—	—	—	(0.01)	—
Diluted earnings per share, operating		$0.17	$0.15	$0.21	$0.35	$0.11

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
Efficiency Ratio		2016	2015	2015	2015	2015

Net interest income		$18,384	$18,537	$19,141	$19,381	$19,257

Noninterest income		$4,487	$4,575	$4,768	$6,137	$4,841
Income from death benefit on bank owned life insurance		—	—	—	(160)	—
Gain on sales of securities		—	—	—	(1,128)	(115)
Noninterest income (non-GAAP)		$4,487	$4,575	$4,768	$4,849	$4,726

Total revenue	H	$22,871	$23,112	$23,909	$25,518	$24,098
Total revenue (non-GAAP)	I	$22,871	$23,112	$23,909	$24,230	$23,983

Noninterest expense	J	$16,759	$17,508	$16,492	$16,976	$16,161
Net (loss) gain on sale/valuation of other real estate owned		—	(14)	(79)	(41)	22
Noninterest expense (non-GAAP)	K	$16,759	$17,494	$16,413	$16,935	$16,183

Efficiency ratio (GAAP)	J/H	73.28%	75.75%	68.98%	66.53%	67.06%

Efficiency ratio (non-GAAP)	K/I	73.28%	75.69%	68.65%	69.89%	67.48%